January 6, 2020

TO:
All Stockholders
(Addressed Individually)

SUBJECT:
Report from the President

A Reliable Partner for a New Decade

The Federal Home Loan Bank of New York enters 2020 and the start of a new decade with a strong membership, a talented and committed team and an unwavering focus on our mission. It is that mission – to advance housing opportunity and local community development by supporting members in serving their markets – that has driven us over the past decade and throughout our 87-year history, and this focus will carry us into the future.

Our reliability is key to our value proposition to members. This reliability was on display last year when we continued to provide uninterrupted access to funding through the momentary fed funds market disruption of September 2019, and it has been on display throughout the past decade as our economy has moved away from the financial crisis. The coming year and decade will provide its share of challenges and opportunities, and we are well-positioned to continue to serve as both an unwavering supporter of our local communities and a reliable partner for our members through whatever the future may bring.

A New Chief Information Officer at the FHLBNY

Whatever the future may bring, it is certain that technology will support our ability to succeed. At the FHLBNY, we are invested in driving the technology advancements that position us for future success and enhance the services we provide to our members.

On January 1, Michael Radziemski was named our Chief Information Officer, leading our Technology Group. Michael joined the FHLBNY in July 2019 as our Deputy CIO. Our previous CIO, Bob Fusco, who had served in this capacity for 11 years and whose career at the FHLBNY spans 32 years, will retire at the end of the first quarter, serving as a Special Advisor to the CEO through to his retirement. Bob has led our technology efforts as we have grown and strengthened the foundation on which our technology strategy is built, and has made a tremendous impact on our cooperative. Michael, in his new role, will lead our efforts to enable business success through improving and modernizing our technology capabilities, better positioning the FHLBNY to meet the current and future needs of our members. We all look forward to the value that Michael and the Technology Group will bring to our franchise, enhancing our ability to serve as a stable, reliable and responsive partner for our members.

Dependable Access to Liquidity

Historically, we have experienced an increase in advance demand as year-end liquidity tightens elsewhere, and members rely on their access to FHLBNY funding.  And, true to form, we saw strong borrowing activity in the weeks leading up to the end of 2019.  We were well-prepared to meet these needs, not only because of our strong balance sheet – which positions us to be a reliable provider of liquidity in all operating environments – but because of the results of our year-end Member Liquidity Survey.  This survey – a proactive outreach effort to gauge members’ need for year-end liquidity – showed that the majority of respondents were not overly concerned about this need, yet provided us with an indication of their potential needs, reflecting both the strength of our membership and the dependability of our franchise.

I thank our members for your business in 2019 and over the past decade, and look forward to working with you in 2020 to the benefit of our cooperative, our members and the communities we serve.

Sincerely,

José R. González
President and Chief Executive Officer

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This report may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “projected,” “expects,” “may,” or their negatives or other variations of these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.